[EXHIBIT 23a TO COLONIAL GAS COMPANY
             10-K FOR YEAR ENDED DECEMBER 21, 1997]

                                                      EXHIBIT 23a

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our reports dated January 14, 1998 accompanying the consolidated financial statements and schedule incorporated by reference or included in the Annual Report on Form 10-K of Colonial

Gas Company and subsidiaries for the year ended December 31, 1997.

We hereby consent to the incorporation by reference of said reports in the Colonial Gas Company Registration Statements on Forms S-8, as

amended (File No. 33-47099, File No. 33-54091, and File No. 33-

34067); on Forms S-3 (File No. 33-61863 and File No. 333-43715); and

on Form S-4 (File No. 333-47441).



                                   GRANT THORNTON LLP



Boston, Massachusetts
March 12, 1998


           [END OF EXHIBIT 23a TO COLONIAL GAS COMPANY
             10-K FOR YEAR ENDED DECEMBER 21, 1997]